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                                                                         Ex 10.5

                                    GUARANTY

            This Guaranty (this "GUARANTY") is entered into as of January 12, 2001 by and between Biovail Corporation, a Canadian company having its principal place of business at 2488 Dunwin Drive, Mississauga, Ontario L5L 1J9 ("GUARANTOR"), in favor of and for the benefit of DOV Pharmaceutical, Inc., a Delaware corporation having an address at 433 Hackensack Avenue, Hackensack, New Jersey, U.S.A. 07601 ("GUARANTEED PARTY"). In the event of any conflict or inconsistency between the terms of this Guaranty and the terms of the License Agreement (as defined below), the latter shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the License Agreement.

                                    RECITALS

            WHEREAS, Guaranteed Party and Biovail Laboratories Incorporated, a Barbados corporation whose head office is located at Chelston Park, Building 2, Collymore Rock, St. Michael BH1, Barbados, West Indies ("OBLIGOR"), have entered into that certain Research, License and Development Agreement dated as of the date hereof (as the same may hereafter be amended from time to time, the "LICENSE AGREEMENT").

            WHEREAS, Obligor is a subsidiary of Guarantor, and thus the grant of the exclusive license by the Guaranteed Party to Obligor as contemplated by the License Agreement will inure to the benefit of Guarantor (which benefits are hereby acknowledged by Guarantor).

            WHEREAS, Guaranteed Party has advised Guarantor that it is not willing to enter into the License Agreement without Guarantor being a party thereto and responsible for the obligations therein of Obligor unless all Obligor's obligations thereunder are guaranteed on a fully recourse basis by Guarantor. Guarantor is willing, irrevocably and unconditionally, to guaranty such obligations of Obligor on a fully recourse basis.

            NOW THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Guaranteed Party to enter into the License Agreement and to grant the license contemplated thereunder, Guarantor hereby agrees as follows:

                            ARTICLE I - THE GUARANTY

      SECTION 1.1. GUARANTY OF THE GUARANTEED OBLIGATIONS.

                  (a) Guarantor hereby irrevocably and unconditionally guaranties the full and punctual performance (including, when used herein, the full and punctual payment of all amounts owing under the License Agreement) to Guaranteed Party of all obligations of Obligor in or arising out of or relating to the License Agreement, in addition to those expenses set forth in Section 1.7 hereof, whether direct or indirect,

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      absolute or contingent, due or to become due, now existing or hereafter arising or acquired, and whether consisting of obligations to pay money or to perform in respect of the obligations and not merely as a surety (the "GUARANTEED OBLIGATIONS").

                  (b) This Guaranty shall operate as a continuing, unconditional and absolute guaranty of the due and punctual performance of the Guaranteed Obligations, and not of their collectibility only. If Obligor defaults in the performance of any Guaranteed Obligation, the obligation of Guarantor under this Guaranty to perform such Guaranteed Obligation shall be immediate in accordance with Section 1.2 below. The liability of the Guarantor under this Guaranty shall be unlimited and the Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

      SECTION 1.2. PERFORMANCE BY GUARANTOR. If all or any part of the Guaranteed Obligations are not punctually performed, including the expiration of any applicable grace or cure period, Guarantor shall, immediately upon written demand by Guaranteed Party, and without presentment, protest, notice of protest, notice of non-payment, notice of non-performance, or any other notice whatsoever, all of which are expressly waived, perform the Guaranteed Obligations in question. Such demand may be made from time to time with respect to the same or different Guaranteed Obligations, and shall be deemed made, given and received in accordance with the notice provisions of the License Agreement.

      SECTION 1.3. LIABILITY OF GUARANTOR ABSOLUTE. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than performance in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

                  (a) Guaranteed Party may enforce this Guaranty upon the occurrence and during the continuance of any default under the License Agreement notwithstanding the existence of any dispute between the Obligor and Guaranteed Party with respect to the existence of such default, provided that such right to enforce shall be suspended for the duration of such dispute if the dispute resolution procedures set forth in Article XIII of the License Agreement are being carried out by the Parties thereto and if Guarantor intervenes in the litigation or arbitration (to which Guaranteed Party may not object), provided further that such intervention shall permit Guarantor to assert against Guaranteed party, inconsistently with its rights and obligations hereunder, defenses, set-offs or counterclaims, if any, available to Obligor under the License Agreement.

                  (b) The obligations of Guarantor hereunder are independent of the obligations of Obligor under the License Agreement, and subject to
      Section 1.3(a) a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Obligor or any other person and whether or not Obligor is joined in any such action or actions.


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                  (c) Performance by Guarantor of a portion of, but not all, the
      Guaranteed Obligations shall not affect Guarantor's liability for any portion of the Guaranteed Obligations that has not been performed.

                  (d) If Guarantor is awarded a judgment in any suit brought to enforce its performance of a portion of the Guaranteed Obligations, in the absence of a specific ruling to the contrary such judgment shall not be deemed to release Guarantor from its covenant to perform the portion of the Guaranteed Obligations not the subject of such suit.

                  (e) Guaranteed Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any change in Guarantor's liability hereunder, from time to time may

                        (i) change the terms of performance of the Guaranteed
            Obligations;

                        (ii) compromise or release, or accept or refuse any
            offer of performance with respect to, or substitutions for, the Guaranteed Obligations; and

                        (iii) accept other guaranties of the Guaranteed
            Obligations.

                  (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any change for any reason (other than performance in full of the Guaranteed Obligations) including any of the following, whether or not Guarantor had notice of any of them:

                        (i) any failure or omission by Guaranteed Party to
            assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the License Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the Guaranteed Obligations;

                        (ii) any amendment of or consent to departure from any
            of the terms of the License Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty of the Guaranteed Obligations, in each case whether or not in accordance with the terms of the License Agreement, or any agreement relating to such other guaranty;

                        (iii) the Guaranteed Obligations or any agreement
            relating thereto are found to be unenforceable for any reason or in any respect;

                        (iv) the validity of any defenses, set-offs or
            counterclaims that Obligor may allege or assert against Guaranteed Party in respect of the


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            Guaranteed Obligations other than full performance or accord and satisfaction; and

                        (v) any act or omission, or delay in acting, that
            changes the risk of Guarantor in respect of the Guaranteed Obligations.

      SECTION 1.4. WAIVERS BY GUARANTOR. Guarantor hereby waives for the benefit of Guaranteed Party and to the fullest extent permitted by law:

                  (a) any right to require Guaranteed Party, as a condition of performance by Guarantor, to (i) proceed against Obligor, or any other person, or (ii) pursue any other remedy in the power of Guaranteed Party;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability of Obligor or based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Obligor from any cause other than performance in full of all Guaranteed Obligations;

                  (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) any defense based upon Guaranteed Party's errors or omissions in the administration of the Guaranteed Obligations, except to the extent behavior amounts to bad faith or willful misconduct;

                  (e) (i) any principles or provisions of law, statutory or otherwise, in conflict with this Guaranty and (ii) promptness, diligence and any requirement that Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the License Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations, notices of any of the matters referred to in Section 1.3 and any right to consent to any thereof; and

                  (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with this Guaranty.

      SECTION 1.5. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. SUBJECT TO SECTION 1.5(c), until the performance of all Guaranteed Obligations, Guarantor waives any claim that Guarantor now has or may hereafter have against Obligor or any of its assets in connection


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with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim arises in equity, under contract, by statute or under common law including:

                  (a) any right of subrogation, reimbursement, indemnification or contribution that Guarantor now has or may hereafter have against Obligor or against any collateral or security granted by Obligor for any of the Guaranteed Obligations; and

                  (b) any right to enforce, or to participate in, any claim that Guaranteed Party now has or may hereafter have against Obligor, and to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification or contribution Guarantor may have against Obligor shall be junior and subordinate to any rights Guaranteed Party may have against Obligor, to all right, title and interest Guaranteed Party may have in any such collateral or security, and to any right Guaranteed Party may have against such other guarantor. If any amount is paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution at any time when all Guaranteed Obligations have not been paid in full, such amount shall be held in trust for Guaranteed Party and shall forthwith be paid over to Guaranteed Party to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

                  (c) The foregoing subsections shall not apply so long as Obligor remains an Affiliate of Guarantor.

      SECTION 1.6. SUBORDINATION OF OTHER OBLIGATIONS. Any obligations of Obligor now or hereafter held by Guarantor are subordinated in right to the performance of the Guaranteed Obligations, and any indebtedness of Obligor to Guarantor received by Guarantor after default under the License Agreement has occurred and is continuing shall be held in trust for Guaranteed Party and shall forthwith be paid over to Guaranteed Party to be credited and applied against the Guaranteed Obligations but without affecting the liability of Guarantor under any other provision of this Guaranty, provided that the foregoing shall not apply so long as Obligor remains an Affiliate of Guarantor.

      SECTION 1.7. EXPENSES. Guarantor shall pay, or cause to be paid, on demand, and to save Guaranteed Party harmless against liability for, any and all out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by Guaranteed Party in connection with the enforcement or preservation of any rights under this Guaranty.

      SECTION 1.8. CONTINUING GUARANTY; TERMINATION OF GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until full performance of the Guaranteed Obligations. Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      SECTION 1.9. AUTHORITY OF GUARANTOR OR OBLIGOR. Guaranteed Party shall not be required to inquire into the capacity or powers of Guarantor or Obligor or the managers, officers, directors or any agents acting or purporting to act on behalf of any of them.


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      SECTION 1.10. RIGHTS CUMULATIVE. The rights given to Guaranteed Party by this Guaranty are cumulative and shall be in addition to and independent of all rights given to Guaranteed Party by any statute or rule of law or in the License Agreement or any agreement between Guarantor and Guaranteed Party or between Obligor and Guaranteed Party. Any forbearance or failure to exercise, and any delay by Guaranteed Party in exercising, any right hereunder shall not affect any such right or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right.

      SECTION 1.11. BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF
GUARANTY.

                  (a) So long as any Guaranteed Obligation remains outstanding, Guarantor shall not commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Obligor. The obligations of Guarantor under this Guaranty shall not be affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Obligor or by any defense that Obligor may have by reason of the ruling of any court or administrative body resulting from any such proceeding.

                  (b) Any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if the proceedings had not been commenced) shall be included in the Guaranteed Obligations whether or not Obligor is relieved thereby of any portion of such Guaranteed Obligations. Guarantor shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guaranteed Party, or allow the claim of Guaranteed Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) The Guaranteed Obligations shall continue and remain in full force and effect or be reinstated, as the case may be, if all or any part thereof is rescinded or recovered directly or indirectly from Guaranteed Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall again constitute Guaranteed Obligations.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

            Guarantor hereby represents and warrants to Guaranteed Party as follows:

      SECTION 2.1. GUARANTOR. Guarantor has been duly organized and is validly existing as a company formed under the laws of Canada.


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      SECTION 2.2. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Guarantor has
the power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its guaranty hereunder. No consent of any other person and no license, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or its execution, delivery and performance of this Guaranty, except for such as have been obtained and are in effect on the date hereof. This Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

      SECTION 2.3. NO LEGAL BAR TO THIS GUARANTY. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on Guarantor, or any ruling or award of any court, arbitrator or governmental authority binding on Guarantor, or the organizational documents of Guarantor or any securities issued by Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound.

                      ARTICLE III - AFFIRMATIVE COVENANTS

            Guarantor covenants that, until performance of all the Guaranteed Obligations, unless Guaranteed Party shall otherwise consent in writing:

      SECTION 3.1. CORPORATE STATUS, ETC. Guarantor shall preserve and keep in full force and effect its status as a company under the laws of Canada and all rights and franchises material to its business.

      SECTION 3.2. BOOKS AND RECORDS. Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and shall permit Guaranteed Party and its officers, employees and authorized agents, to the extent Guaranteed Party in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from such books and records of Guarantor at such reasonable times as Guaranteed Party may request.

      SECTION 3.3. NOTICE OF DEFAULT. Guarantor shall promptly advise Guaranteed Party of any material adverse change in the business, operations, condition (financial or otherwise) of Guarantor or of the occurrence of a default under the License Agreement of which Guarantor has actual knowledge and shall advise Guaranteed Party of the nature and period of existence of such material adverse change or default and shall specify what action Guarantor has taken, is taking and proposes to take with respect thereto.


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                           ARTICLE IV - MISCELLANEOUS

      SECTION 4.1. SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the License Agreement.

      SECTION 4.2. NOTICES.

      If to Guarantor, to:

            Biovail Corporation
            2488 Dunwin Drive
            Mississauga, Ontario L5L 1J9
            Attention: Mr. Ken Cancellarar
                       Senior Vice-President and General Counsel

      With a copy to:

            Deeth Williams Wall
            400-150 York Street
            Toronto, Canada M5H 3S5
            Attention: Douglas N. Deeth, Esq.

      If to Guaranteed Party, to:

            DOV Pharmaceutical, Inc.
            433 Hackensack Avenue
            Hackensack, New Jersey 07601
            Attention: Chief Executive Officer

      With a Copy to:

            Goodwin Procter LLP
            599 Lexington Avenue
            New York, New York, 10022
            Attention: J. Robert Horton, Esq.

      SECTION 4.3. SEVERABILITY. If any term hereof is unenforceable in any jurisdiction, the enforceability of the remaining terms hereof shall not be affected.

      SECTION 4.4. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective without the written concurrence of Guaranteed Party and, in the case of any such amendment, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.


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      SECTION 4.5. HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty.

      SECTION 4.6. APPLICABLE LAW. This Guaranty and the rights and obligations of Guarantor and Guaranteed Party hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

      SECTION 4.7. SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Guaranteed Party and its respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of Guaranteed Party. Guaranteed Party may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms of this Guaranty shall inure to the benefit of any transferee or assignee of License Agreement, and upon such transfer or assignment the rights of Guaranteed Party hereunder shall automatically extend to such transferee or assignee as if a party hereto, all subject to the terms and conditions hereof.

      SECTION 4.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against Guarantor arising out of or relating to this Guaranty may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this agreement, Guarantor irrevocably:

                  (a) Accepts unconditionally the non-exclusive jurisdiction and venue of such courts;

                  (b) Waives any defense of FORUM NON CONVENIENS;

                  (c) Agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, or by hand delivery, to Guarantor at its address provided in accordance with Section 4.2;

                  (d) Agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over Guarantor in any such proceeding in any such court, and otherwise constitutes effective and binding service;

                  (e) Agrees that Guaranteed Party retains the right to serve process in any other manner permitted by law or to bring proceedings against guarantor in the courts of any other jurisdiction; and

                  (f) Agrees that the provisions of this Section 4.8 relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under the laws of the State of New York.

      SECTION 4.9. WAIVER OF TRIAL BY JURY. Guarantor and, by its acceptance of the benefits hereof, Guaranteed Party each hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Guaranty. The scope of this


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waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, Guaranteed Party each (i) acknowledges that this waiver is a material inducement for Guarantor and Guaranteed Party to enter into a business relationship, that Guarantor and Guaranteed Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, and may not be amended except by a mutual written waiver referring to this Section 4.9 and executed by Guaranteed Party and Guarantor, and such waiver shall apply to any subsequent amendments hereto. This Guaranty may be filed as a written consent to a trial by the court.

      SECTION 4.10. NO OTHER WRITING. This writing is intended by Guarantor and Guaranteed Party as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to change any term of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

      SECTION 4.11. FURTHER ASSURANCES. Upon the request of Guaranteed Party, Guarantor shall execute and deliver such further documents and do such other acts and things as Guaranteed Party may reasonably request in order to effect fully the purposes of this Guaranty.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, each of Guarantor and Guaranteed Party has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first written above.

GUARANTOR:                              BIOVAIL CORPORATION

                                        By: ____________________________________
                                            Name: Mr. Eugene Melnyk
                                            Title: Chairman


GUARANTEED PARTY:                       DOV PHARMACEUTICAL, INC.,

                                        By: /s/ Arnold Lippa
                                            ------------------------------------
                                            Name: Arnold Lippa
                                            Title: Chief Executive Officer

      IN WITNESS WHEREOF, each of Guarantor and Guaranteed Party has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first written above.

GUARANTOR:                               BIOVAIL CORPORATION

                                         By: ___________________________________
                                             Name: Mr. Robert Podruzny
                                             Title: President


GUARANTEED PARTY:                        DOV PHARMACEUTICAL, INC.,

                                         By: /s/ Arnold Lippa
                                             -----------------------------------
                                             Name: Arnold Lippa
                                             Title: Chief Executive Officer

            IN WITNESS WHEREOF, each of Guarantor and Guaranteed Party has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first written above.

GUARANTOR:                               BIOVAIL CORPORATION

                                         By: /s/ Eugene Melnyk
                                             -----------------------------------
                                             Name: Mr. Eugene Melnyk
                                             Title: Chairman


GUARANTEED PARTY:                        DOV PHARMACEUTICAL, INC.,

                                         By: ___________________________________
                                             Name: Arnold Lippa
                                             Title: Chief Executive Officer


                                      S-1